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                                                                    EXHIBIT 99.2

                         APPLIED VOICE TECHNOLOGY, INC.

                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT


TO:  Lloyd Johnson                           Date of Grant:  October 22, 1997

     We are pleased to inform you that you have been selected by the Board of Directors (the "Board") of Applied Voice Technology, Inc. (the "Company") to receive a nonqualified stock option for the purchase of 60,000 shares of the Company's Common Stock at an exercise price of $28.09 per share.

     TERM: The term of the option is ten years from date of grant, unless sooner terminated.

     VESTING: The option will vest and become exercisable according to the following schedule:

Date on and After Which           Exercisable Portion
Option is Exercisable             of Total Option
-----------------------           -------------------

December 31, 1998                        25%*
December 31, 1999                        50%*
December 31, 2001                       100%

     *NOTE: This portion of the option will vest on these dates only if the net revenue and income-before-tax targets set forth in Schedules A and B to the Employment Agreement dated as of the date hereof between you and the Company (the "Employment Agreement") are met. Otherwise, the entire option will vest on December 31, 2001.

     EXERCISE: During your lifetime only you can exercise the option. The option may be exercised by the personal representative of your estate, by the beneficiary you have designated on forms prescribed by and filed with the Company, or the beneficiary of your estate following your death. Subject to the vesting schedule set forth above, the option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of this option and that only whole shares will be issued pursuant to the exercise of the option. You may use the Notice of Exercise of Nonqualified Stock Option in the form attached to this Agreement when you exercise the option.

     PAYMENT FOR SHARES:  The option may be exercised by the delivery of:

     (a) Cash, personal check (unless, at the time of exercise, the Company determines otherwise), bank certified or cashier's check;

     (b) Unless the Board in its sole discretion determines otherwise, shares of the capital stock of the Company held by you for a period of at least six months having a fair market value at the time of exercise, as determined in good faith by the Board, equal to the exercise price; or

     (c) A properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.
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     WITHHOLDING TAXES:  As a condition to the exercise of the option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. To the extent permitted or required by the Company, you may satisfy the withholding obligation by electing to have the Company or a related corporation withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. If you are subject to
Section 16 of the Exchange Act you must comply with certain requirements in order to make such election.

     TERMINATION:

     (a) If your relationship with the Company or any related corporation ceases because you are terminated by the Company for "Cause" (as defined in Section 7.5 of the Employment Agreement), the option shall automatically terminate as of the first discovery by the Company of any reason for termination for Cause, and you shall thereupon have no right to purchase any shares pursuant to the option. If your relationship with the Company or any related corporation is suspended pending an investigation of whether or not you shall be terminated for cause, your rights under the option likewise shall be suspended during the period of investigation.

     (b) If your relationship with the Company or any related corporation ceases because you terminate your employment for any reason other than "Good Reason" (as defined in the Employment Agreement), and unless by its terms the option sooner terminates or expires, then you may exercise, for a three-month period, that portion of the option which is exercisable at the time of such cessation, but the option will terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised.

     (c) If your relationship with the Company or any related corporation ceases because (i) you are terminated by the Company for any reason other than for "Cause" or (ii) you terminate your employment for "Good Reason," then the option will continue to vest, and you will continue to be able to exercise the option, on the same terms as if your relationship with the Company or any related corporation had not ceased.

     (d) If your relationship with the Company or any related corporation ceases because of your death or "total disability" (as defined in Section 6.3 of the Employment Agreement), and unless by its terms the option sooner terminates or expires, then you or your personal representative may exercise, for a 12-month period, that portion of the option which is exercisable at the time of such cessation, but the option will terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised.

     (e) As used herein, the term "related corporation," means any parent or subsidiary corporation in an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain.

     DEATH OF OPTIONEE: If you die while having a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of total disability) following cessation of such relationship, this option (to the extent that you would have been entitled to exercise this option) may be exercised within one year after your death by the personal representative of your estate or by the person or persons to whom your rights under the option pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer.

     TRANSFERABILITY OF OPTION: This option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. This option is personal to you and is exercisable solely by you. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any right or privilege conferred hereby,

                                      -2-
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contrary to the provisions hereof, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby will be null and void. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, the Company, in its sole discretion, may permit you to (i) during your lifetime, designate a person who may exercise the option after your death by giving written notice of such designation to the Company (such designation may be changed from time to time by you by giving written notice to the Company revoking any earlier designation and making a new designation) or
(ii) transfer the option and the rights and privileges conferred hereby.

     NO STATUS AS SHAREHOLDER: Neither you nor any party to whom your rights and privileges under the option pass will be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of this option unless and until this option has been exercised.

     CONTINUATION OF RELATIONSHIP: Nothing in this option will confer upon you any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate your employment or other relationship with the Company at any time.

     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION: The aggregate number and class of shares covered by this option and the exercise price per share thereof (but not the total price), will all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     (a)  EFFECT OF LIQUIDATION OR REORGANIZATION

          (1) Cash, Stock or Other Property for Stock.  Except as provided in
              ---------------------------------------
subsection (a)(2), upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, this option will terminate, but you will have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise your option, at your election in whole or in part, whether or not the vesting requirements set forth in this agreement have been satisfied.

          (2) Conversion of Options on Stock for Stock Exchange.  If the
              -------------------------------------------------
shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), this option will be converted into an option to purchase shares of Exchange Stock. The amount and price of converted options will be determined by adjusting the amount and price of this option in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted option will be fully vested whether or not the vesting requirements set forth in this agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company and is applied in accounting for the transaction.

                                      -3-
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     (b)  FRACTIONAL SHARES

     In the event of any adjustment in the number of shares covered by this option, any fractional shares resulting from such adjustment will be disregarded and the option will cover only the number of full shares resulting from such adjustment.

     (c)  DETERMINATION OF BOARD TO BE FINAL

     All adjustments referred to herein will be made by the Board, and its determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

     SECURITIES REGULATION:

     Shares will not be issued with respect to this option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

     As a condition to the exercise of this option, the Company may require you to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by you as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THIS OPTION OR THE SHARES ISSUABLE HEREUNDER, but if the Company has filed or is filing a Registration Statement on Form S-8 or any successor form for the registration of securities issued under stock option or other employee benefit plans, the Company hereby undertakes to include the shares issuable hereunder in any such registration.

     Should any of the Company's capital stock of the same class as the stock subject to this option be listed on a national securities exchange, all shares issued hereunder if not previously listed on such exchange will be authorized by that exchange for listing thereon prior to the issuance thereof.

     Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and return it to the undersigned.

                              Very truly yours,


                              APPLIED VOICE TECHNOLOGY, INC.


                              By _____________________________
                               Its ___________________________

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                         ACCEPTANCE AND ACKNOWLEDGMENT

     I, a resident of the State of Oregon, accept the nonqualified stock option described herein. I have read and understand the Agreement.

Dated: _______________



__________________________           _____________________________
Taxpayer I.D. Number                 Lloyd Johnson
                                     Address _____________________
                                     _____________________________
                                     _____________________________


     By her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of his execution of this Agreement, acknowledges that she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement.

Dated: _________________

                              __________________________________
                              Spouse's Signature


                              __________________________________
                              Printed Name

     By his signature below, the Optionee represents that he is not legally married as of the date of execution of this Agreement.

Dated: _________________

                              __________________________________
                              Optionee's Signature

                NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

To:  Applied Voice Technology, Inc.

     I, a resident of the State of Oregon, hereby exercise my nonqualified stock option granted by Applied Voice Technology, Inc. (the "Company") on _____________, 19___, and notify the Company of my desire to purchase ________ shares of Common Stock of the Company (the "Securities") at the exercise price of $__________ per share which were offered to me pursuant to said option.

     I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Securities; (2) I have had the opportunity to ask questions and receive answers concerning the information received about the Securities and the Company; and (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Securities and the Company.

     Dated:  _________________


_________________________         ________________________________
Taxpayer I.D. Number              Lloyd Johnson

                                  Address ________________________
                                  ________________________________
                                  ________________________________
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                                    RECEIPT

     _________________________ hereby acknowledges receipt from Lloyd Johnson in payment for ______________ shares of Common Stock of Applied Voice Technology, Inc., a Washington corporation, of $_____________ in the form of

       [_]    Cash

       [_]    Check (personal, cashier's or bank certified)

       [_] __________ shares of the Company's Common Stock, fair market value $_______ per share held by the Optionee for a period of at least six months

       [_]    Copy of irrevocable instructions to Broker


                                              _______________________________
Date:  ___________________               For:  Applied Voice Technology, Inc.